                                   EXHIBIT 11

                       TO CYPRUS AMAX MINERALS COMPANY'S
                         QUARTERLY REPORT ON FORM 10-Q
                    FOR THE QUARTER ENDED SEPTEMBER 30, 1996

                                   EXHIBIT 11

                  CYPRUS AMAX MINERALS COMPANY & SUBSIDIARIES

                                 -------------

                       COMPUTATION OF PER SHARE EARNINGS

                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                                 Three Months                  Nine Months
                                              Ended September 30           Ended September 30
                                              -------------------         --------------------
                                                1996        1995            1996        1995
                                              --------   --------         --------    --------
Net Income/(Loss)                             $    14    $   (203)         $   129    $     28
Preferred Stock Dividends                          (5)         (5)             (14)         14
                                              --------   --------         --------    --------
 Income/(Loss) Applicable to Common Shares    $     9    $   (208)         $   115    $     14
                                              ========   ========         ========    ========

Primary:
 Average Common Shares Outstanding               93.2        92.9             93.2        92.9

Fully Diluted:
 Average Common Shares Outstanding               93.2        92.9             93.2        92.9
 Common Stock Equivalents - Options/(1)/           .1          .3               .1          .2
 Conversion of Series A Preferred Stock           9.6         9.6              9.6         9.6
                                              --------   --------         --------    --------
 Fully Diluted Average Common
   Shares Outstanding                           102.9       102.8            102.9       102.7
                                              ========   ========         ========    ========

Earnings/(Loss) per Common Share                  .10       (2.23)            1.23         .15

Fully Diluted Earnings/(Loss) per Share           .13/(2)/  (1.97)/(2)/       1.25/(2)/    .28/(2)/

/(1)/  Common stock equivalents are not included in primary earnings per share
       because they are less than   three percent dilutive.

/(2)/  Fully diluted earnings/(loss) per share were anti-dilutive.

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